Exhibit 99.1

Contact:
Marshall Ames
Investor Relations
Lennar Corporation
(305) 485-2092

FOR IMMEDIATE RELEASE

LENNAR COMPLETES $300 MILLION 5.60% 10-YEAR SENIOR NOTES OFFERING

MIAMI, April 28, 2005 — Lennar Corporation (NYSE: LEN and LEN.B) announced that it has completed an offering of $300 million of 5.60% Senior Notes due 2015. The Senior Notes were priced to yield 5.629%. Lennar expects to use the proceeds from this offering for general corporate purposes.

This offering of the Senior Notes was not registered under the Securities Act of 1933 and the Senior Notes may not be offered or sold in the United States absent registration under that Act or an exemption from its registration requirements. The Senior Notes were issued in accordance with SEC Rule 144A and Regulation S only to qualified institutional investors or purchasers that are not residents of the United States.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes, nor shall there be any sale of these Senior Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

###